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                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT

 THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of April 6, 2001 (the "Effective Date"), is between APERIAN, INC., a Delaware corporation (the "Company"), and ROBERT J. GIBBS ("Gibbs"). The Company and Gibbs are collectively referred to in this Agreement as the "Parties."

                                   BACKGROUND

The Company and Gibbs are parties to an Employment Agreement dated as of October 30, 2000 (the "Prior Agreement") providing for the employment of Gibbs as Chairman and Chief Executive Officer of the Company. The Company has requested that Gibbs agree to modify the terms and conditions of the Prior Agreement to facilitate the merger of Fourthstage Technologies, Inc. with a subsidiary of the Company.

                               TERMS OF AGREEMENT

The Parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Gibbs to devote his personal services to the business and affairs of the Company, and Gibbs hereby accepts such employment, on the terms and conditions stated in this Agreement.

      1.1. DUTIES. Gibbs' title and position shall be Chairman and Co-Chief Executive Officer of the Company. Gibbs' primary responsibility in such positions will be in the areas of mergers and acquisitions, corporate operations and services, accounting/finance, investment banking, investment banking, investor relations, legal, human resources and the external (outside) management of the Company, it being understood that each Co-Chief Executive Officer shall have the same authority levels, be involved in and be responsible for all major policy decisions and each shall have general oversight over business and affairs of the Company. Gibbs shall report directly to the Board of Directors of the Company. Gibbs shall also serve, upon request and without additional compensation, as a director of the Company or as an officer or a director, or both, of any subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors. Throughout the Term (as defined below), the Company shall cause Gibbs to be nominated to serve on the Board of Directors and will use reasonable efforts to secure Gibbs' election to the Board of Directors. It is the intention of the parties that Gibbs will be elected to and will serve on the Board of Directors while serving hereunder as Chairman and Co-Chief Executive Officer of Company.

      1.2. FULL-TIME EMPLOYEE. Gibbs shall devote his full time (except for reasonable vacation time and absence for any disability), attention, and best efforts to the performance of his duties described in
           Article 1.1.

      1.3 PRIOR AGREEMENT. From and after the Effective Date, the Prior Agreement shall be cancelled and of no effect except as it applies to Section 5.3 of this Agreement.
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2. TERM. The term of Gibbs' employment under this Agreement (the "Term") shall be as follows:

      2.1. INITIAL TERM. The initial term shall commence on the date of this Agreement and shall expire at 11:59:59 p.m., Central Time, on the day preceding the third anniversary of the date of this Agreement, unless terminated earlier pursuant to Article 5.

      2.2. EXTENDED TERMS. Beginning with the third anniversary of the date of this Agreement, the Term shall be extended automatically for an additional successive one-year period as of each anniversary date of the date of this Agreement that occurs while this Agreement is in effect; provided, however, that if either party shall give written notice to the other not less than ninety days' prior any such anniversary the that no such automatic extension shall occur, then Gibbs' employment shall terminate on the anniversary date of the date of this Agreement that next occurs after such notice is given.

3. COMPENSATION. As compensation for the services rendered by Gibbs under this Agreement, the Company shall, during the Term, pay or provide Gibbs during the Term the following:

      3.1. BASE SALARY. The Company shall pay Gibbs during the Term an annual base salary equal to at least Three Hundred Thousand ($300,000), including any extension of the Term described in Article 2.2, unless the Parties otherwise agree. The annual amount of base salary in effect at the time is referred to in this Agreement as "Base Salary." The Base Salary shall be paid in equal installments semi-monthly, in arrears, at the Company's regular and routine payroll dates, or at such intervals as may otherwise be agreed upon by the Parties, and in accordance with any other payroll procedures of the Company. The Base Salary shall be prorated (on a daily basis) for any partial payroll period of employment under this Agreement.

      3.2. ANNUAL BONUS OPPORTUNITY. Gibbs shall be eligible to earn and receive from the Company an incentive bonus as provided in a bonus plan for employees of the Company and its subsidiaries to be adopted by the Board of Directors of the Company or the Compensation Committee thereof.

      3.3. INCENTIVE PLANS AND RESTRICTED STOCK. Gibbs shall participate in any stock option, performance share, phantom stock, or similar long-term stock-based incentive plan adopted by the Company for its executive employees in effect during the Term, including the Company's 2000 Stock Option Plan (the "Option Plan"). Except as described in the remainder of this paragraph, the extent to which Gibbs shall participate in any such plan will be determined by the Board or the Compensation Committee of the Board, but in no event shall Gibbs' participation be less than that of any other officer of the Company. On the date of this Agreement, Gibbs will be granted 122,500 shares of restricted stock and 175,000 options in accordance with the Option Plan and the non-qualified stock option agreement and the Restricted Stock Agreement attached hereto as Exhibit A.

      3.4. SAVINGS AND RETIREMENT PLANS. Gibbs shall be eligible to participate in any long-term bonus, savings, deferred compensation, retirement or pension, or death benefit plan adopted by the Company for its executive employees generally in effect during the Term.

      3.5. WELFARE BENEFIT PLANS. Gibbs shall be eligible to participate in any life insurance, medical, dental, and hospitalization insurance, disability insurance benefit, or other similar


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employee welfare benefit plan or program adopted by the Company covering its executive employees generally in effect during the Term.

      3.6. VACATION. Gibbs shall be entitled to twenty (20) days of paid vacation per fiscal year. Such vacation time shall, however, be prorated in any fiscal year during which Gibbs is employed by the Company for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Gibbs is so employed. Such vacation time shall be in addition to any paid time off ("PTO") to which Gibbs may be entitled under the Company's PTO policy in effect during the Term.

      3.7. TAX WITHHOLDING. The Company may deduct from any compensation or other amount payable to Gibbs under this Agreement (including under Article 5) social security (FICA) taxes and all federal, state, municipal, and other taxes or governmental charges as may, in the Company's judgment, be required. The Company will consult with Gibbs as to amounts to be withheld in this regard.

      3.8. PARTICIPATION IN COMPENSATION AND BENEFIT PLANS. Gibbs' participation during the Term in any or all of the plans or programs adopted by the Company described in Articles 3.3 through 3.6 ("Compensation and Benefit Plans") will be subject to the terms and conditions of those Compensation and Benefit Plans as they now exist or may hereafter be adopted, amended, restated, or discontinued by the Company, including the satisfaction of all applicable eligibility requirements and vesting provisions of those Compensation and Benefit Plans. The Company shall have no obligation under this Agreement to continue any or all of the Compensation and Benefit Plans that now exist or are hereafter adopted. To the extent that Gibbs is eligible to participate in any Compensation and Benefit Plan existing on the date of this Agreement for which a plan description or plan materials are available, the Company has provided to Gibbs.

4. EXPENSE REIMBURSEMENT. During the Term, Gibbs may incur, and shall be reimbursed by the Company for, reasonable, ordinary and necessary, and documented business expenses to the extent that Gibbs complies with, and reimbursement is permitted by, the Company's policies, practices, and procedures.

5. EMPLOYMENT TERMINATION. Either Party may terminate Gibbs' employment under this Agreement by giving written notice of termination to the other Party. If the Company is terminating, it shall include in that notice a statement whether the termination is because of Disability or for Cause or without Cause. The Parties' respective rights and obligations upon the termination of Gibbs' employment under this Agreement include the sums, if any, due under paragraph
5.3 and the following:

      5.1. TERMINATION GENERALLY. Upon any termination of Gibbs' employment under this Agreement, the Company shall pay or provide Gibbs the following:

            5.1.a. Any amount of Base Salary earned by, but not yet paid to, Gibbs through the effective date of termination of employment, as further described below (the "Termination Date");

            5.1.b. All benefits that have been earned by or vested in, and are payable to, Gibbs under, and subject to the terms (including all eligibility requirements) of, the Compensation and Benefit Plans in which Gibbs participated through the Termination Date;


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            5.1.c. All reimbursable expenses due, but not yet paid, to Gibbs as of the Termination Date under Article 4; and

            5.1.d. An amount equal to all accrued and unused PTO, calculated in accordance with the Company's PTO policies, practices, and procedures (including authorized deductions and the deductions required by law), through the Termination Date.

      The amount of Base Salary due under Section 5.1.a shall be paid no later than ten (10) business days after the Termination Date; the amounts or benefits due under Section 5.1.b shall be paid or provided in accordance with the terms of the Compensation and Benefit Plans under which such amounts or benefits are due to Gibbs; and the amounts due under Sections 5.1.c and 5.1.d shall be paid in accordance with the terms of the Company's policies, practices, and procedures regarding reimbursable expenses and PTO, respectively. Except as expressly provided below in this Article 5, upon paying or providing Gibbs the preceding amounts or benefits, the Company shall have no further obligation or liability under this Agreement for Base Salary or any other cash compensation or for any benefits under any of the Compensation and Benefit Plans. Upon termination of Gibbs' employment, Gibbs shall be deemed to have resigned from any position as a director of the Company or as an officer or director, or both, of any subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors that Gibbs then holds; no written resignation need be given or delivered to the Company.

      In this Agreement, the Termination Date shall be (i) the date of Gibbs' death, (ii) the third business day after the date on which the Company gives notice of termination because of Disability, or (iii) the date of termination specified in any other notice of termination, or if not specified in the notice of termination, the date that notice of termination is given.

      In this Agreement, "Disability" means Gibbs' permanent and total disability, which shall be deemed to exist if he is unable reasonably to perform his duties under this Agreement because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for at least ninety (90) consecutive days. Any Disability shall be determined by the Board or an authorized committee or representative thereof ("Representative"), in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Board or its Representative. Gibbs shall, if there is any question about his Disability, submit to a physical examination by a qualified physician selected by the Board or its Representative.

      In this Agreement, "Cause" means any of the following: (i) Gibbs' willful failure to substantially perform his duties under this Agreement without legal cause, other than any such failure resulting from his incapacity due to physical or mental illness or Disability; (ii) Gibbs' engaging willfully in any action which, or omitting to engage in any action the omission of which, he knows or should know is, or is reasonably expected to be substantially injurious (monetarily or otherwise) to the Company or its business or reputation; (iii) Gibbs' performance of any illegal conduct or act or omission constituting serious dishonesty that results, directly or indirectly, in significant gain or enrichment of Gibbs or his family or affiliates at the expense of the Company or which adversely affects, or reasonably could in the future adversely affect, Gibbs' value, reliability, or performance in a material manner; or (iv) any deliberate breach by Gibbs of any material obligation under any of Articles 6, 7or 8. Whether an event or circumstance constituting Cause exists will be determined in good faith the Board of Directors but only if such termination is approved by at least two-thirds of the members of the Board of Directors after Gibbs has been given written notice by Company of the specific reason for such termination and


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an opportunity, together with his counsel, to be heard before the Board of
Directors. Members of the Board of Directors may participate in any hearing that is required pursuant to this paragraph by means of conference telephone or similar communications equipment by means of which all persons participating in the hearing can hear and speak to each other; provided, however, that at least one-half of the members of the Board of Directors (in addition to Gibbs) shall attend the hearing in person. If the Company determines that Cause for termination exists under clause (i) above in this paragraph, the Company shall notify Gibbs of that belief, and that notice shall describe the event or circumstance believed to constitute Cause for termination. If that event or circumstance may reasonably be remedied or corrected, Gibbs shall have thirty
(30) days to effect that correction or remedy. If not corrected or remedied within that thirty (30) day period (as determined by at least two-thirds the members of the Board after opportunity for a hearing as described above), Cause for termination shall immediately be deemed to exist, and Gibbs' employment shall be deemed terminated. If the Company determines, as provided above, that Cause for termination exists under any of clauses (ii), (iii), and (iv) above in this paragraph, the Company shall notify Gibbs of that belief, and that notice shall constitute immediate termination of Gibbs' employment.

      In this Agreement, "Good Reason" means any of the following: (i) a significant reduction in the nature or scope of Gibbs authorities or duties from those set forth in Section 1.1, (ii) a change in Gibbs' reporting relationship so that Gibbs reports to anyone other than the Board of Directors of the Company, (iii) a reduction in Gibbs' annual base salary or target opportunity under any applicable bonus or incentive compensation plan or arrangement, (iv) a diminution in Gibbs' eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities for compensation which are at least equivalent to the opportunities afforded by the Company (including its subsidiaries) to its most senior executives; (v) a diminution in employee benefits (including but not limited to medical, dental, life insurance, and long-term disability plans) and perquisites applicable to Gibbs from the employee benefits and perquisites provided by the Company (including its subsidiaries) to its most senior executives; (vi) a change, without Gibbs' consent, in the location of Gibbs' principal place of employment by the Company by more than 50 miles from the location where Gibbs was principally employed prior to such change. If Gibbs determines that an event constituting Good Reason has occurred, Gibbs shall notify the Company and the Chairman of the Compensation Committee of the Board of Directors of that belief, which notice shall set forth the bases for that belief. The Company shall have 30 days after receipt of such notice in which to either (a) rectify such event to Gibbs' reasonable satisfaction or (b) determine, in accordance with the standards and procedures described in the preceding sentence that an event constituting Cause exists. If the Company does not take either of such actions within such 30-day period, Gibbs may terminate his employment for Good Reason immediately by giving written notice to the Company. Any termination by Gibbs under this paragraph shall for all purposes of this Agreement be deemed a termination of Gibbs' employment by the Company without Cause.

      In this Agreement "Change of Control" means the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, (ii) a majority of the Board of Directors of the Company shall consist of persons who are not Continuing Directors (as defined below); (iii) the acquisition after the date of this Agreement by any person or group of related persons of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company, or (iv) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company


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outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation. A "Continuing Director" means, as of the date of determination, any person who (i) was a member of the Board of Directors of the Company on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      Gibbs may voluntarily terminate his employment under this Agreement only by giving at least ten (10) days' prior written notice to the Company. Gibbs shall not be liable to the Company for breach of this Agreement because of his termination of employment in accordance with the preceding sentence.

      5.2. TERMINATION UPON DEATH OR DISABILITY. If Gibbs' employment is terminated by death or by the Company because of Disability, Gibbs (or his legal representative, estate, or heirs) shall be entitled to receive from the Company:

            5.2.a. The payment of a total Three Hundred Thousand Dollars ($300,000.00), in a lump sum (the "Termination Payment"); and

            5.2.b. if Gibbs elects and maintains continued coverage under the Consolidated Omnibus Benefits Reconciliation Act of 1985 and corresponding regulations ("COBRA"), then for up to the twelve (12) consecutive months immediately after the Termination Date, payments in an amount equal to the difference between (i) the premiums paid or payable by Gibbs for coverage under COBRA for himself and his dependents (if any) and (ii) the premiums that he would have paid for comparable coverage under the Company's then current group insurance plan or plans if his employment under this Agreement had not ceased (the "Insurance Payments"); except that the Insurance Payments shall expire or terminate immediately upon Gibbs' becoming eligible for coverage under another employer's plan or policy.

      In addition, subject to and upon the release executed and delivered pursuant to Article 5.4 becoming irrevocable, (a) all shares of restricted stock granted to Gibbs as described in Section 3.4 will vest and become non-forfeitable and (b) each stock option granted to Gibbs, whether now outstanding or granted in the future, shall vest and shall be exercisable until the earlier of (x) two years from the date of such termination or (y) the expiration of the option in accordance with its terms .

      The Company will make the Termination Payment and commence the Insurance Payments within ten (10) business days after the first business day on which the release executed and delivered in accordance with Section 5.4.a becomes irrevocable by Gibbs (or his legal representative, estate, or heirs). The Company's obligations for the Insurance Payments are not intended to negate or impair any obligation of the Company or right of Gibbs under COBRA. The Severance Payment and the Insurance Payments shall be in addition to the amounts or benefits to which Gibbs is entitled under Article 5.1. Any Severance Payment or Insurance Payments (or both) under this Article 5.2 shall not be deemed the continuation of Gibbs' employment for any purpose.


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            5.3 ADDITIONAL COMPENSATION UPON TERMINATION. If Gibbs' employment is terminated by the Company without Cause or by Gibbs for Good Reason or if Gibbs resigns for any reason in his sole discretion within one year from the date of this Agreement, Gibbs (or his legal representative, estate, or heirs) shall be entitled to receive from the Company, and the Company shall pay or deliver to Gibbs (or his legal representative, estate, or heirs) as provided below :

      5.3.a. The payment of all amounts of salary under Section 3.1 and bonus under Section 3.2 of the Prior Agreement (which would have been payable under the provisions of the Prior Agreement if that Agreement had not been cancelled by this Agreement) during the remainder of the Term (including the pro rata portion of the fiscal year in which the Term ends), provided that the Company shall pay at least one year's salary; provided however, if all benefits due under paragraph 5.3 of this Agreement (other than payments not yet due under the first paragraph of Section 5.3.b) are paid or delivered by the Company to Gibbs, without restriction, within thirty (30) days after the execution and delivery of the release by Gibbs (or his legal representative, estate, or heirs) in accordance with Section 5.4 of this Agreement then the payment due under this paragraph shall be an amount equivalent to one year's base salary payable as a lump sum as provided below (the "Severance Payment"); and provided further that if such termination shall occur on or within two years following the date of a Change of Control, the payment shall not be less than the amount of salary and bonus that would have been payable thereunder for the two years following the date of such termination had the Prior Agreement continued in effect throughout such period; and

      5.3.b. If Gibbs elects and maintains continued coverage under the Consolidated Omnibus Benefits Reconciliation Act of 1985 and corresponding regulations ("COBRA"), then for up to the twenty-four (24) consecutive months immediately after the Termination Date, payments in an amount equal to the difference between (i) the premiums paid or payable by Gibbs for coverage under COBRA for himself and his dependents (if any) and (ii) the premiums that he would have paid for comparable coverage under the Company's then current group insurance plan or plans if his employment under this Agreement had not ceased (the "Insurance Payments"); except that the Insurance Payments shall expire or terminate immediately upon Gibbs' becoming eligible for coverage under another employer's plan or policy.

      In addition, on the eighth day after execution and delivery of the release pursuant to Article 5.4 becoming irrevocable, but only if such release has not been revoked, (a) all shares of restricted stock granted to Gibbs as described in Section 3.4 will vest and become non-forfeitable and (b) each stock option granted to Gibbs, whether now outstanding or granted in the future, shall vest and shall be exercisable until the earlier of (x) two years from the date of such termination or (y) the expiration of the option in accordance with its terms.

      The Company will pay the Severance Payment and commence the Insurance Payments within thirty (30) days after the first day on which the release is executed and delivered in accordance with Section 5.4, but only if such release is not revoked, by Gibbs (or his legal representative, estate, or heirs). The Company's obligations for the Insurance Payments are not intended to negate or impair any obligation of the Company or right of Gibbs under COBRA. The Severance Payment and the Insurance Payments shall be in addition to the amounts or benefits to which Gibbs is entitled under Article 5.1. Any Severance Payment or Insurance Payments (or both) under this Article 5.3 shall not be deemed the continuation of Gibbs' employment for any purpose.


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      5.4. CONDITIONS TO SEVERANCE BENEFITS. Except as provided in Section 5.2.b or 5.3.b, none of the Termination Payment, Severance Payment or the Insurance Payments under Articles 5.2 and 5.3 will be subject to reduction as the result of future compensation earned or received by Gibbs (including by self-employment), and Gibbs shall have no duty to mitigate his damages. The Severance Payment and the Insurance Payments and the vesting of restricted stock, shall, however, be conditioned upon the Company's receipt of a Settlement Agreement, General Release, and Covenant Not to Sue executed by Gibbs (or his legal representative, estate, or heirs) in substantially the form of Exhibit B to this Agreement (the "Release Agreement").

      5.5. TERMINATION FOR CAUSE OR BY GIBBS. If Gibbs' employment is terminated by the Company for Cause or is voluntarily terminated by Gibbs after the first year of this Agreement, then Gibbs shall not be entitled to any payments under this Agreement other than the amounts or benefits to which he is entitled under
Article 5.1.

      5.6 FAILURE TO EXTEND. If at any time, the Company elects not to extend the Term as described in Article 2.1, then Gibbs shall continue to perform under this Agreement until the expiration of the Term and shall then be entitled to continued payment of the Base Salary then in effect for an additional six (6) months after the expiration date. The obligation of the Company to make such payments under this Article 5.6 shall be subject to the same conditions, and shall have the same effect, as Severance Payment under this Agreement.

      5.7. POST-TERMINATION SURVIVAL. The provisions of this Article 5 shall survive the termination of Gibbs' employment by the Company and its subsidiaries to the extent necessary to effect the post-termination payments or benefits to which Gibbs is entitled under the terms of this Article 5.

6. CONFIDENTIAL INFORMATION. The Company shall provide to Gibbs, during the Term, access to various trade secrets, confidential information, and proprietary information of the Company (which, in this Article 6 as well as in Articles 7 and 8, shall include the Company's subsidiaries and affiliates), which are valuable and unique to the Company ("Confidential Information"). Confidential Information includes the Company's plans, policies, and procedures relating to its BBN Certification as well as the terms of, and the Company's plans, policies, and procedures relating to, the Company's relationships with any supplier of telecommunications services, network services or other services, and other persons having relationships that are material to the Company's business and affairs. Gibbs shall not, either while in the employ of the Company or at any time thereafter, (i) use any of the Confidential Information, or (ii) disclose any of the Confidential Information to any person not an employee of the Company or not engaged to render services to the Company, except (in either case) to perform his duties under this Agreement or otherwise with the Company's prior written consent. Nothing in this Article 6 shall preclude Gibbs from the use or disclosure of information generally known to the public or not considered confidential by the Company or from any disclosure to the extent required by law or court order (though Gibbs must give the Company prior notice of any such required disclosure and must cooperate with any reasonable requests of the Company to obtain a protective order regarding, or to narrow the scope of, the Confidential Information required to be disclosed). All files, records, documents, information, data, and similar items relating to the business or affairs of the Company, whether prepared by Gibbs or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises from the Company, except in the ordinary course of business as part of Gibbs' performance of his duties


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under this Agreement, and (in any event) shall be promptly returned or delivered to the Company (without Gibbs' retaining any copies) upon the termination of employment under this Agreement.

7. NONSOLICITATION. Gibbs shall not, at any time within the twelve (12) consecutive months immediately after the Termination Date, either directly or indirectly:

      7.1. DISCLOSE CONTACT INFORMATION. Make known to any person the names and addresses, or other contact information, of any of the customers, suppliers, or other persons having significant business relationships with the Company within the information technology industry, so that such person could affect, or attempt to affect, any of those relationships to the detriment of the Company; or

      7.2. SOLICIT EMPLOYEES. Solicit, recruit, or hire, or attempt to solicit, recruit, or hire, any employee or consultant of the Company, or in any other manner attempt to induce any employee or consultant of the Company to leave the employ of the Company or cease his or her consulting or similar business relationship with the Company. References in this Article 7.2 to "any employee or consultant" shall include any person who was an employee or consultant of the Company at any time within the six (6) consecutive months preceding, and including, the Termination Date.

8. DEVELOPMENTS. Gibbs shall promptly disclose to the Company all inventions, discoveries, improvements, processes, formulas, ideas, know-how, methods, research, compositions, and other developments, whether or not patentable or copyrightable, that Gibbs, by himself or in conjunction with any other person, conceives, makes, develops, or acquires during the Term which (i) are or relate to the properties, assets, or existing or contemplated business or research activities of the Company, (ii) are suggested by, arise out of, or result from, directly or indirectly, Gibbs' association with the Company, or (iii) arise out of or result from, directly or indirectly, the use of the Company's time, labor, materials, facilities, or other resources ("Developments").

Gibbs hereby assigns, transfers, and conveys to the Company, and hereby agrees to assign, transfer, and convey to the Company during or after the Term, all of his right and title to and interest in all Developments. Gibbs shall, from time to time upon the request of the Company during or after the Term, execute and deliver any and all instruments and documents and take any and all other actions which, in the judgment of the Company or its counsel, are or may be necessary or desirable to document any such assignment, transfer, and conveyance to the Company or to enable the Company to file and process applications for, and to acquire, maintain, and enforce, any and all patents, trademarks, registrations, or copyrights with respect to any of the Developments, or to obtain any extension, validation, re-issue, continuance, or renewal of any such patent, trademark, registration, or copyright. The Company will be responsible for the preparation of any such instrument or document and for the implementation of any such proceedings and will reimburse Gibbs for all reasonable expenses incurred by him in complying with this Article 8.

9. INDEMNIFICATION. To the extent Gibbs is an officer or director of the Company, the Company shall include Gibbs under any existing or future (i) directors' and officers' liability insurance policy that the Company obtains and maintains or (ii) indemnification agreements between the Company and other executives of the Company. Subject to the foregoing sentence, the Company will indemnify Gibbs to the fullest extent permitted by the laws of the Company's state of incorporation in effect at that time or by the articles or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to Gibbs.


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10. CERTAIN REMEDIES. Any breach or violation by Gibbs of any of Articles 6, 7 and 8 shall entitle the Company, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation, or to specific performance requiring the compliance with Gibbs' covenants. This right to an injunction or other equitable relief shall be in addition to, and not in lieu of, any other remedies to which the Company may be entitled. The existence of any claim or cause of action of Gibbs against the Company, or any subsidiary or affiliate of the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Gibbs' covenants in any of Articles 6, 7 and 8. The covenants in Articles 6, 7 and 8 and in this Article 10 shall survive the termination of Gibbs' employment under this Agreement.

11. BINDING AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Gibbs and their respective legal representatives, heirs, executors, administrators, and successors and assigns (as permitted by this Article 11), including any successor to the Company by merger, consolidation, or reorganization and any other person that acquires all or substantially all of the business and assets of the Company. The rights, benefits, remedies, and obligations of Gibbs under this Agreement are personal to Gibbs and may not be assigned or delegated by him; except that this shall not preclude (i) Gibbs from designating one or more beneficiaries to receive any amount or benefit that may be paid or provided after Gibbs' death or (ii) the legal representative of Gibbs' estate from assigning any right or benefit under this Agreement to the person or persons entitled thereto under Gibbs' will or the laws of intestacy applicable to Gibbs' estate, as the case may be.

12. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable for any reason, then (i) that provision shall be severed from this Agreement, (ii) this Agreement shall be construed and enforced as if that invalid or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Further, in lieu of that invalid or unenforceable provision, there shall be added to this Agreement a provision as similar in its terms to that invalid or unenforceable provision as may be possible and be valid and enforceable.

13. NOTICES. Any notice, request, or other communication to be given by either Party under this Agreement by to the other shall be in writing and either (i) delivered in person, (ii) delivered by prepaid same-day or overnight courier service, (iii) sent by certified mail, postage prepaid with return receipt requested, or (iv) transmitted by facsimile, in any case addressed to the other Party as follows:

            To the Company:
            Aperian, Inc.
            1121 East 7th  Street
            Austin, Texas 78702
            Facsimile: (512) 473-2371
            Attention: Chairman of the Compensation Committee

            with a copy (which shall not constitute notice) to:
            Aperian, Inc.
            1800 Valley View Lane, Suite 400
            Dallas, Texas 75234
            Facsimile: (469) 522-6062

            Attention: Corporate Secretary

            To Gibbs:
            Robert J. Gibbs
            46 Downs Lake Circle
            Dallas, Texas 75230

or to such other address or facsimile number as the Party to be notified may have designated by notice previously given in accordance with this Article 13. Communications delivered in person or by courier service or transmitted by facsimile shall be deemed given and received as of actual receipt (or refusal) by the addressee. Communications mailed as described above in this Article 14 shall be deemed given and received three (3) business days after mailing or upon actual receipt, whichever is earlier.

14. CERTAIN DEFINED TERMS. In this Agreement, (i) "person" means an individual or any corporation, partnership, trust, unincorporated association, limited liability company, or other legal entity, whether acting in an individual, fiduciary, or other capacity, and any government, court, or governmental agency,
(ii) "include" and "including" do not signify any limitation, (iii) "Article" and "Section" means any Article and any Section, respectively, of this Agreement, unless otherwise indicated, (iv) an "affiliate" of a person means any other person controlling, controlled by, or under common control with that person, and (v) "business day" means any Monday through Friday, other than any such weekday on which the executive offices of the Company are closed. In addition, the use in this Agreement of "year," "annual," "month," or "monthly" (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Gibbs for employment or compensation for that period.

15. ENTIRE AGREEMENT. This Agreement, with Exhibits "A" and "B", constitutes the entire agreement between the Company and Gibbs with respect to the subject matter hereof and supersedes any prior agreement between the Company and Gibbs with respect to the same subject matter.

16. MODIFICATION AND WAIVER. No amendment to or modification of this Agreement, or waiver of any term, provision, or condition of this Agreement, will be binding upon a Party unless the amendment, modification, or waiver is in writing and signed by the Party to be bound. Any waiver by a Party of a breach or violation of any provision of this Agreement by the other Party shall not be deemed a waiver of any other provision or of any subsequent breach or violation.

17. GENDER. Whenever the context requires in this Agreement, words denoting gender in this Agreement include the masculine, feminine, and neuter.

18. GOVERNING LAW; VENUE. This Agreement, and the rights, remedies, obligations, and duties of the Parties under this Agreement, shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas. The exclusive venue of any action or proceeding relating to this Agreement or its subject matter shall be in Dallas County, Texas.

19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one and the same document.

The Parties have executed this Agreement to be effective as of the date stated in the first paragraph.

APERIAN, INC.



By:   /s/ Peter E. Lorenzen
    ------------------------------------------------
    Peter E. Lorenzen, Vice President,
    General Counsel and Secretary

ROBERT J. GIBBS



     /s/ Robert J. Gibbs
----------------------------------------------------

                                    EXHIBIT B

                      SETTLEMENT AGREEMENT, GENERAL RELEASE
                             AND COVENANT NOT TO SUE


      This Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") is made and entered into as of the ___day of _____________, ____. by and between Robert J. Gibbs ("Employee") and Aperian, Inc., a Delaware corporation (the "Company"), both of which are hereinafter collectively referred to as the "parties".

                                    RECITALS

      WHEREAS, Employee was employed by the Company as its Chairman and Co-Chief Executive Officer under the terms of an Employment Agreement dated as of April 6, 2001 (the "Employment Agreement");

       WHEREAS, Employee's employment under the Employment Agreement [shall terminate/has terminated] effective ____________________ (the "Termination Date"); and

       WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the Employment Agreement, the employment relationship between Employee and the Company, and the cessation or termination thereof;

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:

      1. Employee, for himself or herself and on behalf of his attorneys, heirs, legatees, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies, and other entities, their successors and assigns, and the current and former owners, members, shareholders, managers, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and other entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including, without limitation, attorneys' fees and expenses) whatsoever (collectively, "claims") under any municipal, local, state, or federal law, common or statutory including, but in no way limited to, Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq. for any actions or omissions whatsoever, whether known or unknown, that are connected with or related to the Employment Agreement, the employment of Employee by the Company, or the cessation or termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement. Employee does not, however, release, acquit, or discharge the Releasees from any Claim arising out of any nonperformance or failure to perform by the Company of any of its obligations under this Agreement or any Claim not connected with or related to the Employment Agreement, the employment of Employee by the Company, or the cessation or termination thereof

      2. Employee, for himself or herself and on behalf of his or her attorneys, heirs, legatees, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST, any of the Releasees based upon any of the Claims released in paragraph 1 of this Agreement.

      3. Employee agrees that he will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he will not communicate or otherwise disclose to any employee (past, present, or future) of the Company or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.

      4. Employee waives and releases forever any right or rights he might have to employment, reemployment, or reinstatement with the Company or any of the other Releasees, except as may be provided under the terms of this Agreement

      5. Upon the expiration of seven (7) days after Employee's execution of this Agreement, the Company agrees to begin to payor provide Employee the Severance Payments and, if applicable, the Insurance Payments (as those terms are defined in the Employment Agreement) in accordance with the surviving terms of the Employment Agreement

      6. The parties hereto recognize that, by entering into this Agreement, the Company and each other Releasee does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory. The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his employment by the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

      7. The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold the Company harmless from and against any and all resulting damages, expense, or loss incurred by the Company (including, without limitation, attorneys' fees and expenses), (b) Employee will immediately repay to the Company in full any payments made to him under the provisions (including, without limitation, paragraph 5) of this Agreement, and (c) the Company will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to the Company, as required by clause (b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.

      8. One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

      9. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable,
(b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

      10. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.

      11. Employee may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the "Revocation Period"), by written notice to the Company. Employee agrees that if he revokes this Agreement, he shall receive none of the benefits provided for under its terms or the surviving terms of the Employment Agreement Employee further understands and agrees that, unless the Company receives from Employee, prior to the expiration of the Revocation Period, written notice of his revocation of this Agreement, this Agreement and all of its terms shall have full force and effect, and Employee shall have forever waived his right to revoke this Agreement.

      12. This Agreement and the terms of the Employment Agreement that survive the cessation or termination of Employee's employment thereunder constitute the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement and the terms of the Employment Agreement that survive the cessation or termination of Employee's employment thereunder. This Agreement cannot be changed or terminated without the express written consent of the parties.

      13. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

      14. By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him by a representative of the Company (see Attachment "A", which is attached hereto and incorporated herein by reference),
(b) he has had at least twenty-one (21) days to consider the terms of the Agreement (see Attachment "A"), and has considered its terms for that period of time or has knowingly and voluntarily waived his right to do so, (c) he has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement (see Attachment "A"), (d) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his complete satisfaction, (f) he has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) he is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in ________________, Texas, this _____day of ____________, ______.


                                    EMPLOYEE:



                                    ________________________________


THE STATE OF      )
                  )
COUNTY OF         )

      BEFORE ME, the undersigned, a Notary Public, on this day personally appeared ______________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______day of ___________ ,
______






                                    ________________________________________
                                    Notary Public, State of _________
[SEAL]

      EXECUTED in ________________, Texas, this _____day of ____________,
______.




                           APERIAN, INC.



                           By:  ___________________________________


                           Its:



COUNTY OF                  Section
                           Section
THE STATE OF               Section

      BEFORE ME, the undersigned, a Notary Public, on this day personally appeared __________________________________________________________of APERIAN,
INC., known to me to be the person Whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same as the act of that company for the purposes and consideration therein expressed.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____day of ___________ ,
______






                           ________________________________________
                           Notary Public, State of
[SEAL]

                                  ATTACHMENT A

                                NOTICE OF RIGHTS

       Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue (" Agreement") with respect to the cessation or termination of your employment. It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms. During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement including. but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.



                            ACKNOWLEDGMENT OF RECEIPT

       I acknowledge that I received a copy of APERIAN, INC.'s proposed Settlement Agreement, General Release, and Covenant Not to Sue at _:-__.m this ________ day of _________________ , _____.and that the Agreement and the Notice of Rights above have been reviewed with me by the person signing below on behalf of APERIAN, INC.

                                    EMPLOYEE:


                                    ____________________________________
                ,


______________________
(Date)



APERIAN, INC.

By: ______________________________

Its: ______________________________

                                                                     EXHIBIT A-1
                              AMENDED AND RESTATED
                        RESTRICTED STOCK AWARD AGREEMENT



To:  Robert Gibbs    Date of Grant:  April 6, 2001    Number of Shares: 122,500


      Aperian, Inc., a Delaware company (the "Company"), is pleased to grant you an award (the "Award") consisting of an aggregate of 122,500 shares (the "Restricted Shares") of the Company's authorized Common Stock, par value $.01 per share, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this "Agreement") and the Aperian, Inc. 2000 Stock Option Plan as restated (the "Plan"). The Award is governed by the terms of this Agreement and, where appropriate, the Plan.

      This Agreement sets forth the terms of the agreement between you and the Company with respect to the Restricted Shares. By accepting this Agreement, you agree to be bound by all of the terms hereof.

      1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

            (a) "Award" has the meaning set forth in the first paragraph of this Agreement.

            (b) "Board of Directors" means the board of directors of the Company.

            (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

            (d) "Cause" means any of the following: (i) your willful failure to substantially perform your duties under the employment agreement, if any, entered into between you and the Company (the "Employment Agreement") without legal cause, other than any such failure resulting from your incapacity due to physical or mental illness or Disability; (ii) your engaging willfully in any action which, or omitting to engage in any action the omission of which, you know or should know is, or is reasonably expected to be, substantially injurious (monetarily or otherwise) to the Company or its business or reputation; (iii) your performance of any illegal conduct or act or omission constituting serious dishonesty that results, directly or indirectly, in significant gain or enrichment of your or your affiliates at the expense of the Company or which adversely affects, or reasonably could in the future adversely affect, your value, reliability, or performance in a material manner; or (iv) any deliberate breach by you of any material obligation under your employment agreement which relates to the preservation of confidential information, disclosure of Company contact information, the nonsolicitation of Company employees or consultants, or the disclosure or assignment of the acquisition or development of intellectual property. Whether an event or circumstance constituting Cause exists will be determined in good faith by the Board of Directors, but only if such determination is approved by at least two-thirds of the members of the Board of Directors, after you have been given written notice by the Company of the specific reason for such termination and an opportunity, together with counsel, to be heard before the Board of Directors. A member of the Board of Directors may participate in any hearing that is required pursuant to Section 1 of this Agreement by means of conference telephone or similar communications equipment by means of which all persons participating in the hearing can hear and speak to each other; provided, however, that at least one-half of the members of the Board of Directors (in addition to you) shall attend the hearing in person. If the Company determines that Cause for termination exists pursuant to Section 1(d)(i) of this Agreement, the Company shall notify you of that belief, and that notice shall describe the event or circumstance believed to constitute Cause for termination. If that event or circumstance may reasonably be remedied or corrected, you shall have thirty (30) days to effect that correction or remedy. If not corrected or remedied within that thirty (30) day period (as determined by at least two-thirds of the members of the Board of Directors after opportunity for a hearing as described in this Section 1), Cause for termination shall immediately be deemed to exist and your employment shall be terminated. If the Company determines, as provided above, that Cause for termination exists under Sections 1(d)(ii)-(iv) of this Agreement, the Company shall notify you of that belief and that notice shall constitute immediate termination of your employment.

            (e) "Change in Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of section 13(d) of the Exchange Act; (ii) a majority of the Board of Directors shall consist of Persons who are not Continuing Directors; (iii) the acquisition after the date of this Agreement by any Person or group of Persons of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company; or (iv) the approval by the shareholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation.

            (f) "Change in Control Price" means the Common Stock price established, in connection with a Change in Control, under an applicable following scenario: (i) the per share price offered to holders of the Common Stock of the Company in any such merger or consolidation; (ii) the per share value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (iii) the amount distributed per share of Common Stock in a dissolution transaction; or (iv) the price per share offered to holders of the Common Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 1(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

            (g) "Committee" shall mean the committee or sub-committee established by the Board of Directors to administer part or all of the Plan.

            (h) "Common Stock" means the common stock, par value $.01 per share, of the Company.

            (i) "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors on the date of this Agreement, or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

            (j)   "Date of Grant" means April 6, 2001.

            (k) "Disability" shall have the meaning given it in any employment agreement between you and the Company; provided, however, that if you do not have an employment agreement, "Disability" shall mean your permanent and total disability, which shall be deemed to exist if you are reasonably unable to perform your employment duties because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for at least ninety (90) consecutive days; provided that, the existence of any Disability shall be determined by the Board of Directors or an authorized committee or representative thereof ("Representative"), in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Board of Directors or its Representative; provided, further that, you shall, if there is any question about your Disability, submit to a physical examination by a qualified physician selected by the Board of Directors or its Representative.

            (l) "Employee" means any employee of the Company or of any of its Subsidiaries, including officers and directors of the Company who are also employees of the Company or of any of its Subsidiaries.

            (m)   "Exchange Act" means the Securities Exchange Act of 1934.

            (n) "Fair Market Value" shall, as it relates to the Common Stock, mean, notwithstanding anything in the Plan to the contrary, the closing price of such shares of Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the NASDAQ National Market, as applicable, on the Business Day preceding the date specified herein for such a determination, or if there were no sales on such preceding date, on the prior immediately preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange or the NASDAQ National Market, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding shares of Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) as of the Business Day preceding the date of the event giving rise to a need for a determination.

            (o) "Good Reason" means any of the following: (i) a significant reduction in the nature or scope of your authorities or duties from those customarily performed by persons acting in your capacity; (ii) a change in your reporting relationship so that you report to anyone other than the Board of Directors of the Company; (iii) a reduction in your annual base salary or target opportunity under any applicable bonus or incentive compensation plan or arrangement; (iv) a diminution in your eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities for compensation which are at least equivalent to the opportunities afforded by the Company (including its Subsidiaries) to its most senior executives; (v) a diminution in employee benefits (including but not limited to medical, dental, life insurance, and long-term disability plans) and perquisites applicable to you from the employee benefits and perquisites provided by the Company (including its Subsidiaries) to its most senior executives; or (vi) a change, without your consent, in the location of your principal place of employment by the Company by more than 50 miles from the location where you were principally employed prior to such change. If you determine that an event constituting Good Reason has occurred, you shall notify the Company and the Chairman of the Compensation Committee of the Board of Directors of that belief, which notice shall set forth the bases for that belief. The Company shall have 30 days after receipt of such notice in which to either rectify such event to your reasonable satisfaction or determine that an event constituting Cause exists. If the Company does not take either of such actions within such 30-day period, you may terminate your employment for Good Reason immediately by giving written notice to the Company.

            (p) "Non-Surviving Event" means the occurrence of one or both of the following:

                  (i) the merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (A) the Company not being the continuing or surviving entity of that merger or consolidation or (B) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

                  (ii) the transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation, or otherwise) to any Person, whether effected as a single transaction or a series of related transactions.

            (q) "Person" means any person or entity of any nature, whatsoever, specifically including an individual, a firm, a company, a partnership, a trust, or other entity.

            (r) "Subsidiary" means, with respect to any Person, any company, limited partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

      2. ESCROW OF RESTRICTED SHARES. The Company shall issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in Sections 5, 6, 8, 9 and 10 of this Agreement or the Restricted Shares are forfeited as contemplated in Sections 4 and 8 of this Agreement. You shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. You hereby agree that the Company shall hold the certificate or certificates representing the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as such certificate or certificates are either delivered to you or canceled pursuant to this Agreement.

      3. OWNERSHIP OF RESTRICTED SHARES. From and after the time that a certificate or certificates representing the Restricted Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors, subject, however, to the terms, conditions and restrictions set forth in this Agreement.

      4. RESTRICTIONS; FORFEITURE. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Section 5, 6, 8, 9 or 10 of this Agreement. The Restricted Shares are also subject to forfeiture at the Company's election as set forth in this Agreement if your employment with the Company is terminated on or prior to April 6, 2003 (either by you or by the Company), subject to the provisions set forth in Sections 5, 6, 8, 9 and 10 of this Agreement. You hereby agree that if the Restricted Shares are forfeited as provided in this Section 4, the Company shall have the right to deliver the certificate(s) representing the Restricted Shares to the Company's transfer agent for cancellation or, at the Company's election, for transfer to the Company to be held by the Company in treasury or any designee of the Company.

      5. EXPIRATION OF RESTRICTIONS AND RISK OF FORFEITURE. The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire on April 6, 2003, provided, however, that such restrictions will expire on that date only if you have been an Employee continuously from the Date of Grant through April 6, 2003. The Company may, in its discretion, prospectively reduce the restriction period applicable to the Restricted Shares and the period during which the Restricted Shares may be forfeited as contemplated in Section 4 of this Agreement.

      6. PERFORMANCE TARGETS. Notwithstanding any other provision of this Agreement, any portion of the Award which has not expired shall become nonforfeitable according to the following schedule:

            (a) 20% of the Award shall be accelerated and become nonforfeitable if the Common Stock attains a Fair Market Value of at least $4 per share for a period of no less than 30 consecutive days;

            (b) an additional 40% of the Award shall be accelerated and become nonforfeitable if the Common Stock attains a Fair Market Value of at least $8 per share for a period of no less than 30 consecutive days; and

            (c) the final 40% of the Award shall be accelerated and become nonforfeitable if the Common Stock attains a Fair Market Value of at least $12 per share for a period of not less than 30 consecutive days.

All Common Stock prices in this Section 6 shall be adjusted as provided in
Section 7.

      7.    ADJUSTMENT PROVISIONS.

            (a)   ADJUSTMENT OF AWARD. Except as otherwise contemplated in
Section 7(b), in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into cash, property, or other securities, or the shares of Common Stock is substituted, combined, or changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to the Award and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.

            (b) CERTAIN CHANGES IN CONTROL. If a Change in Control shall occur and such Change in Control constitutes a Non-Surviving Event, the Committee shall (i) accelerate, to the Change in Control date, the time at which the Award will become nonforfeitable and shall cause the Company to purchase the accelerated portion of the Award at a price equal to the Change in Control Price multiplied by the number of shares of Common Stock subject to the Award, provided that in connection with the Change in Control shares of a Person subject to 12(b) or 12(g) of the Exchange Act (a "Public Entity") are not issuable or deliverable in exchange for Common Stock in whole or in part or (ii) if a Public Entity remains following the Change in Control and as part of such Non-Surviving Event shares of the Public Entity are issuable or deliverable, in whole or in part, in exchange for Common Stock, then the Award shall thereafter entitle you to that number of shares of stock of the Public Entity, other securities, cash or property which a holder of the number of shares of Common Stock subject to the Award would be entitled to in connection with the Change in Control.

      8.    TERMINATION OF EMPLOYMENT.

            (a) VOLUNTARY TERMINATION OTHER THAN FOR GOOD REASON AND TERMINATION FOR CAUSE. Subject to Sections 5 and 6, if your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily after one year from the date hereof, except in the case of termination for Good Reason, or is terminated by the Company for Cause, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award for which restrictions have expired as of the date of such termination shall survive such termination.

            (b) VOLUNTARY TERMINATION FOR GOOD REASON OR INVOLUNTARY OTHER THAN TERMINATION FOR CAUSE. Subject to Sections 5 and 6, if your employment relationship with the Company or any of its Subsidiaries is voluntarily terminated for Good Reason or is voluntarily terminated by you within one year from the date hereof of or is terminated by the Company other than for Cause, then the restriction period for the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

      9. DEATH. Upon your death, the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

      10. DISABILITY. If your employment relationship is terminated by reason of your Disability, then the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

      11. LEAVE OF ABSENCE. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

      12. DELIVERY OF CERTIFICATES OF STOCK. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Sections 5, 6, 8, 9 and 10 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

      13. CONDITIONS TO DELIVERY OF STOCK. Nothing herein shall require the Company to issue any shares with respect to the Award if (a) that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect or (b) the withholding obligation as provided in Section 19 has not been satisfied.

      14. LEGEND REGARDING RESTRICTIONS ON TRANSFER. Each certificate representing shares issued to you pursuant to this Agreement shall bear the following legend with respect to the restrictions on transferability contained in this Agreement:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN AMENDED AND RESTATED RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE REGISTERED OWNER HEREOF AND APERIAN, INC. DATED AS OF APRIL 6, 2001, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED OR HYPOTHECATED EXCEPT AS THEREIN PROVIDED. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      15. FURNISH INFORMATION. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

      16. REMEDIES. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

      17. INFORMATION CONFIDENTIAL. As partial consideration for the granting of the Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

      18. CONSIDERATION. No restriction on the Restricted Shares shall lapse unless and until you have performed services for the Company or any of its Subsidiaries that the Company believes is equal to or greater in value than the par value of the Common Stock subject to this Award.

      19. PAYMENT OF TAXES. The Company may from time to time, in its discretion, require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company), the amount that the Company deems necessary to satisfy the Company's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Common Stock to satisfy the Company's tax withholding obligations, based on the shares' Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Common Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company's request, the amount of that deficiency.

      20. PARACHUTE PAYMENTS. In the event that any payments to you pursuant to this Agreement or any payment received by you or paid by the Company on your behalf is treated as contingent on a change of ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company or any Person affiliated with the Company (but only if such payment or other benefit is in connection with your employment relationship with the Company) (collectively, the "Total Value") shall result in you becoming liable for the payment of any excise taxes pursuant to section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") ("Excise Tax"), you shall be entitled to an additional payment equal to the amount of any Excise Taxes payable by you pursuant to section 4999 of the Code as a result of such payments plus all federal, state and local taxes applicable to the Company's payment of such Excise Taxes, including any additional taxes due under section 4999 of the Code with respect to payments made pursuant to this provision. The intent of this
Section 20 is to provide that the Company shall pay you an additional amount (the "Gross-Up Payment") such that the net amount retained by you after deduction: (a) of any Excise Tax imposed on the Total Value; and (b) of any excess tax, federal, state or local income, payroll, and/or other taxes, imposed on the Gross-Up Payment, shall equal the Total Value.

      If you determine that you are liable for an Excise Tax with respect to a payment or other benefit, you must promptly so notify the Company in writing. Upon receipt of such notice from you, the Company must, within twenty (20) days thereafter, either (i) notify you, in writing, that the Company agrees with your determination of Excise Tax liability, in which case the Company shall become obligated to immediately pay to you the Gross-Up Payment, or (ii) submit to you an opinion, prepared by counsel of the Company's choice which counsel is reasonably satisfactory to you, that you are not liable for the Excise Tax (the "Tax Opinion"). If the Tax Opinion is provided to you and you nevertheless choose not to contest the assertion of the Excise Tax, the Company shall be relieved of its obligation to make the Gross-Up Payment specified hereunder. If you choose to contest the assertion of the Excise Tax after receipt of the Tax Opinion, you may do so with counsel of your choice that is reasonably satisfactory to the Company and the reasonable legal fees and expenses of such contest shall be paid by the Company, on a monthly basis, subject to the Company's receipt of proper documentation therefore. If the Excise Tax is so contested, then the Company shall pay to you the Gross-Up Payment upon the earlier of ten (10) days after (A) the entry of a final judgment, decree, or other order by a court of competent jurisdiction that you are liable for the Excise Tax, or (B) a mutual determination of you and the Company not to proceed further with the contest. The Company also shall reimburse you at that time for any penalties and interest attributable to any delay in payment of the Excise Tax that results from a decision by you not to pay the Excise Tax liability based upon the Tax Opinion.

      If the Internal Revenue Service ("IRS") notifies you in writing that the Excise Tax will or may be assessed against you, if the Company provides you with the Tax Opinion specified herein, and if you choose to contest the assertion of the Excise Tax, then the Company shall obtain and deliver to you an irrevocable standby letter of credit (the "Letter of Credit") issued by a bank acceptable to you and the Company in an amount equal to the amount of the Company's potential payment obligation herein, computed as if the Excise Tax were paid to the IRS on the date the Letter of Credit was obtained. Immediately upon the earlier of (1) a determination letter (within the meaning of section 1313 of the Code) that you are not liable for the Excise Tax, or (2) the Company's payment to you of the full amount of its obligation herein, you shall mark the Letter of Credit "canceled" and return it to the Company. In lieu of such a Letter of Credit, the Company may choose to secure its obligations hereunder by establishing an appropriate escrow account with terms reasonably satisfactory to you, and by depositing therein the same amount as would be required for the Letter of Credit. The obligations contained in this Section 21 shall survive the termination or expiration of your employment with the Company and shall be fully enforceable thereafter.

      21. RIGHT OF THE COMPANY AND SUBSIDIARIES TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment at any time.

      22. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The Company and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

      23. NO GUARANTEE OF INTERESTS. The Board of Directors and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

      24. COMPANY RECORDS. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

      25. COMPANY ACTION. Any action required of the Company shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

      26. SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

      27. NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

      The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

      Company or Board of Directors:
                        Aperian, Inc.
                        11221 East 7th Street
                        Austin, Texas  78702
                        Attn: Corporate Secretary

      Holder: At your current address as shown in the Company's records.

      28. WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

      29. SUCCESSORS. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

      30. HEADINGS. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

      31. GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

      32. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

      33. THE PLAN. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

      34. GRANT SUBJECT TO AVAILABILITY. The grant, vesting and delivery of any shares issued to you pursuant to this Agreement is subject to the availability of shares under the Plan as the result of forfeitures, surrenders of cancellations of existing grants on or after the date hereof or approval by shareholders of the Company of an amendment to the Plan increasing the number of shares that may be issued under the Plan. Any shares becoming available for grant under the Plan as the result of forfeitures, surrenders or cancellations shall, first be applied to grants that were issued before the date hereof (which does not exceed 32,775) and then shall be allocated pro rata among grants made under the Plan on the date hereof to you and Wayne Irwin until none of such grants are subject to this condition, and shall be allocated under each grant in the order awards under such grant vest. If any shares would otherwise vest while subject to this condition, such shares will instead vest when such condition is satisfied (even if you no longer are an employee of the Company on such date). Shares which remain subject to this condition on the second anniversary of this Agreement shall be void.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer on April 6, 2001 to be effective as of the Date of Grant first above written.

                                    APERIAN, INC.


                                    By: __________________________________
                                    Name:  Peter E. Lorenzen
                                    Title: Vice President and Secretary


ACKNOWLEDGED AND AGREED:



By: _________________________
Name: Robert Gibbs

                                                                     EXHIBIT A-2

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY"S 2000 STOCK OPTION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.


                                  APERIAN, INC.
                             2000 STOCK OPTION PLAN


                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                  April 6, 2001


Robert Gibbs
Aperian, Inc.
1121 East 7th Street
Austin, Texas  78702


Re:   Grant of Stock Option

Dear Mr. Gibbs:

      The Board of Directors of Aperian, Inc. (the "Company") has adopted the Company's 2000 Stock Option Plan (the "Plan"). A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

      1.    The Grant.

      Subject to the conditions set forth below, the Company hereby grants to you, effective as of April 6, 2001 ("Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 175,000 shares of Common Stock of the Company (the "Option Shares"), at the Exercise Price (as hereinafter defined). As used herein, the term "Exercise Price" shall mean a price equal to $1.281 per share, subject to the adjustments and limitations set forth herein and in the Plan. The Option granted hereunder is intended to constitute a Non-Qualified Option within the meaning of the Plan; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

      2.    Exercise.

            (a) Normal Vesting. For purposes of this Option Agreement, the Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares." Except as otherwise provided in subsection (b) below or Section 3, the Option Shares shall become "Vested Shares" with respect to 1/3 of the Option Shares on October 6, 2001, an additional 1/3 of the Option Shares on April 6, 2002 and the final 1/3 of the Option Shares on April 6, 2003, provided that vesting shall cease upon your ceasing to be an employee of the Company or a Related Entity as expressly provided in Section 3 hereof.

            (b) Accelerated Vesting. All Option Shares shall vest and become exercisable in the event of your Involuntary Termination (as defined below) within one year following a Change of Control. For purposes of this Agreement, "Change in Control" means the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of section 13(d) of the Exchange Act; (ii) a majority of the Board of Directors shall consist of persons who are not Continuing Directors; (iii) the acquisition after the date of this Agreement by any person or group of persons of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company; or (iv) the approval by the shareholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation. "Continuing Director" shall mean, as of the date of determination, any person who (i) was a member of the Board of Directors on the date of this Agreement, or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election. "Involuntary Termination" means (i) a termination by the Company of your relationship with the Company other than for Good Cause; (ii) a material reduction of or variation in your duties, authority or responsibilities, as compared to your duties, authority or responsibilities as in effect immediately prior to such reduction or variation; (iii) a material reduction by the Company in your base compensation as compared to the base compensation in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of benefits, including bonuses, as compared to the benefits to which you were entitled immediately prior to such reduction, with the result that your overall benefits package is materially reduced; or (v) your relocation to a facility or a location more than fifty (50) miles from your then present location.

            (c) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

            (d) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Grant Date.

            (e) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

      The terms and provisions of the employment agreement, if any, between you and the Company or any Related Entity (the "Employment Agreement") that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

      3.    Termination of Employment.

      Upon the termination of your employment with the Company or any Related Entity, you may, until the earlier of (x) one year from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void, provided that:

      (a) in the case of termination of your employment with the Company or any Related Entity due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the 181st day after the date of death (but in no event prior to the 90th day after the date of death) or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to the time of your death;

      (b) in the case of termination of your employment with the Company or any Related Entity due to Disability, you or your legal representative may, until the earlier of (x) the 181st day after the date your employment was terminated (but in no event prior to the 90th day after the date of such termination of employment) or
            (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to the time of such termination;

      (c) in the case of termination of your employment with the Company or any Related Entity for Good Cause (as determined by the Committee in its sole judgment in accordance with the Plan and this Agreement), then you shall immediately forfeit your rights under the Option except as to those Option Shares already purchased.

      Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this
Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

      4.    Transferability.

      The Option and any rights or interests therein will be assignable or transferable by you only as provided in the Plan and by will or the laws of descent and distribution. Any Option Shares received upon exercise of this Option are subject to the Company's Right of First Refusal (as defined in the Plan).

      5.    Registration.

      The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities laws to permit exercise of the Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your Disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

      Certificates for Option Shares, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

      The foregoing legend may not be required for Option Shares issued pursuant to an effective, registration statement under the Securities Act and in accordance with applicable state securities laws.

      6.    Withholding Taxes.

      By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of the Option, (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option, and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

      7.    Adjustments.

      In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization.

      8.    Miscellaneous.

            (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

            (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or
(ii) on your part to remain in the employ of the Company or any Related Entity.

            (c)   This Option Agreement may be amended as provided in the Plan.

      9.    Grant Subject to Availability.

      The grant, vesting and delivery of any shares issued to you pursuant to this Agreement is subject to the availability of shares under the Plan as the result of forfeitures, surrenders of cancellations of existing grants on or after the date hereof or approval by shareholders of the Company of an amendment to the Plan increasing the number of shares that may be issued under the Plan. Any shares becoming available for grant under the Plan as the result of forfeitures, surrenders or cancellations shall, first be applied to grants that were issued before the date hereof (which does not exceed 32,775) and then shall be allocated pro rata among grants made under the Plan on the date hereof to you and Wayne Irwin until none of such grants are subject to this condition, and shall be allocated under each grant in the order awards under such grant vest. If any shares would otherwise vest while subject to this condition, such shares will instead vest when such condition is satisfied (even if you no longer are an employee of the Company on such date). Shares which remain subject to this condition on the second anniversary of this Agreement shall be void.

      Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

                                          Very truly yours,

                                          APERIAN, INC.



                                          By:_________________________________
                                          Name:  Peter E. Lorenzen
                                          Title:      Secretary


ACCEPTED:



_____________________________________
Robert Gibbs

Date:  _________________, ____